REPORT OF
    INDEPENDENT
 REGISTERED PUBLIC
  ACCOUNTING FIRM
    ON INTERNAL
      CONTROL



  Shareholders and Board of
  Trustees
  Guinness Atkinson Funds
  Glendora, California


  In planning and performing our
  audits of the financial statements
  of Guinness Atkinson Asia Focus
  Fund, Guinness Atkinson China &
  Hong Kong Fund, Guinness
  Atkinson Global Innovators Fund
  and Guinness Atkinson Global
  Energy Fund, each a series of
  shares of Guinness Atkinson
  Funds for the year ended
  December 31, 2004, we
  considered its internal control,
  including control activities for
  safeguarding securities, in order to
  determine our auditing procedures
  for the purpose of expressing our
  opinion on the financial statements
  and to comply with the
  requirements of Form N-SAR, not
  to provide assurance on internal
  control.

  The management of the Funds is
  responsible for establishing and
  maintaining internal control.   In
  fulfilling this responsibility,
  estimates and judgments by
  management are required to
  assess the expected benefits and
  related costs of controls.
  Generally, controls that are
  relevant to an audit pertain to the
  entity's objective of preparing
  financial statements for external
  purposes that are fairly presented
  in conformity with accounting
  principles generally accepted in
  the United States of America.
  Those controls include the
  safeguarding of assets against
  unauthorized acquisition, use, or
  disposition.

  Because of inherent limitations in
  any internal control, error or fraud
  may occur and not be detected.
  Also, projection of any evaluation
  of the internal control to future
  periods is subject to the risk that it
  may become inadequate because
  of changes in conditions or that
  the effectiveness of the design and
  operation may deteriorate.

  Our consideration of the internal
  control would not necessarily
  disclose all matters in internal
  control that might be material
  weaknesses under standards
  established by the Public
  Company Accounting Oversight
  Board (United States).   A
  material weakness is a condition in
  which the design or operation of
  one or more of the internal control
  components does not reduce to a
  relatively low level the risk that
  misstatements caused by error or
  fraud in amounts that would be
  material in relation to the financial
  statements being audited may
  occur and not be detected within a
  timely period by employees in the
  normal course of performing their
  assigned functions.   However, we
  noted no matters involving internal
  control and its operation, including
  controls for safeguarding
  securities, which we consider to
  be material weaknesses, as
  defined above, as of December
  31, 2004.

  This report is intended solely for
  the information and use of
  management, Shareholders, and
  Board of Trustees of Guinness
  Atkinson Funds and the Securities
  and Exchange Commission, and is
  not intended to be and should not
  be used by anyone other than
  these specified parties.




         Tait, Weller & Baker
  Philadelphia, Pennsylvania
  February 11, 2005